                                                                    EXHIBIT 99.1

HCA                                                                 NEWS
--------------------------------------------------------------------------------

                                                          FOR IMMEDIATE RELEASE
INVESTOR CONTACT:                                         MEDIA CONTACT:
Mark Kimbrough                                            Jeff Prescott
615-344-2688                                              615-344-5708



                     HCA REPORTS 2005 THIRD QUARTER RESULTS

Nashville, Tenn., October 25, 2005 - HCA (NYSE: HCA) announced today that its earnings for the third quarter ended September 30, 2005 were $0.62 per diluted share compared to $0.47 per diluted share in the third quarter of 2004. The 2005 quarterly results include an estimated adverse financial impact from hurricanes Katrina and Rita of $33 million pretax, or $0.05 per diluted share. Third quarter 2005 results also include an estimated tax benefit of $22 million, or $0.05 per diluted share, from the expected repatriation of foreign earnings.

THIRD QUARTER RESULTS

Net income in the third quarter of 2005 totaled $280 million, or $0.62 per diluted share, compared to $227 million, or $0.47 per diluted share, in the third quarter of 2004. The Company recorded estimated costs, net of estimated recoveries, of $33 million, or $0.05 per diluted share, in the third quarter of 2005 as a result of property damage and business disruption associated with hurricanes Katrina and Rita to certain HCA hospitals in Louisiana, Mississippi and Texas. Also during the third quarter of 2005, the HCA Board of Directors authorized the repatriation of approximately $190 million of accumulated earnings from HCA's international subsidiaries. A provision of the American Jobs Creation Act allows a one-year reduced tax rate of 5.25 percent on repatriated foreign earnings. HCA recorded an estimated tax benefit of $22 million, or $0.05 per diluted share, in the third quarter of 2005, related to the expected repatriation. Results for the third quarter of 2004 included an adverse financial impact to certain HCA Florida hospitals from four hurricanes of $0.05 per diluted share and an asset impairment charge of $0.02 per diluted share.

For the third quarter of 2005, the Company's revenues totaled $6.0 billion compared to $5.8 billion in the same period of 2004. Same facility revenues increased 4.6 percent in the third quarter of 2005 compared to the previous year's third quarter. For the third quarter, same facility revenue per equivalent admission increased 3.4 percent, compared to the prior year's third quarter. Adjusting for discounts provided to uninsured patients of $239 million, same facility revenues increased 8.8 percent and same facility revenue per equivalent admission increased 7.6 percent in the third quarter of 2005 compared to the same period of 2004.

Same facility admissions decreased 0.7 percent and same facility equivalent admissions increased 1.1 percent in the third quarter of 2005, compared to the third quarter of 2004. Admission and equivalent admission levels at certain of the Company's hospitals were impacted by hurricanes in the third quarters of both 2004 and 2005, making it somewhat difficult to compare volumes from year to year.

The Company's provision for doubtful accounts for the third quarter of 2005 was $618 million or 10.3 percent of revenues, compared to $688 million or 11.9 percent of revenues in the prior year's third quarter. Adjusting for the effect of the uninsured discounts, the provision for doubtful accounts for the third quarter of 2005 was 13.7 percent of revenues. On a same facility basis, uninsured admissions in the third quarter of 2005 increased 15.0 percent and uninsured emergency room visits increased 13.6 percent over the third quarter of 2004. During the third quarter of 2005, same facility uninsured admissions represented 5.6 percent of total same facility admissions and same facility uninsured emergency room visits represented 21.5 percent of total same facility emergency room visits. HCA healthcare facilities provided $298 million of charity care to the uninsured in the third quarter of 2005 compared to $228 million in the third quarter of 2004.

During the third quarter of 2005, same facility outpatient surgeries decreased
0.2 percent compared to the prior year's third quarter. Included in this statistic are ambulatory surgery volumes, which increased 1.6 percent, and hospital based outpatient surgeries, which decreased 1.1 percent. Same facility emergency room visits increased 3.7 percent during the third quarter of 2005 compared to the same period of 2004.

The Company's cash flow from operations totaled $943 million for the third quarter of 2005 compared to $1.056 billion in 2004. Capital expenditures, excluding acquisitions, totaled $423 million in the third quarter of 2005 and $1.048 billion for the nine months ended September 30, 2005.

Revenues for the nine months ended September 30, 2005 were $18.3 billion compared to $17.6 billion in 2004. Net income totaled $1.1 billion, or $2.46 per diluted share, for the nine months ended September 30, 2005 compared to $924 million, or $1.88 per diluted share, for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, same facility admissions were flat and same facility equivalent admissions increased 1.5 percent when compared to the prior year period.

At September 30, 2005, the Company's balance sheet reflected total debt of $9.3 billion, stockholders equity (including common and minority equity) of $7.2 billion and total assets of $22.0 billion. HCA's ratio of debt-to-debt plus common and minority equity was 56.4 percent at September 30, 2005 compared to
66.9 percent at December 31, 2004.

$2.5 BILLION SHARE REPURCHASE

The Company announced on October 13, 2005, that its Board of Directors has authorized a share repurchase of up to $2.5 billion in the form of a modified "Dutch" auction tender offer to purchase up to 50 million shares of the Company's common stock at a price not greater than $50.00 nor less than $43.00 per share and as specified in the offer to purchase relating to the tender offer distributed to shareholders. The tender offer commenced on October 14, 2005 and will expire, unless extended, at 5:00 p.m., New York City time, on November 14, 2005. As of September 30, 2005, the Company had 452.7 million shares of common stock outstanding.

"The tender offer is consistent with the Company's commitment to enhancing shareholder value and reflects our confidence in the long-term future of HCA," stated Jack O. Bovender, Jr., HCA Chairman and CEO. "The tender offer represents an opportunity for the Company to deliver value to shareholders who elect to tender their shares, while at the same time increasing the proportional ownership of non-tendering shareholders in HCA. We believe the Company possesses the financial strength to successfully complete the tender offer and the related borrowings without jeopardizing future capital investments in our existing hospitals and communities," concluded Bovender.

REVISED 2005 EARNINGS GUIDANCE

The Company believes that its full year 2005 reported earnings will range from $3.10 to $3.20 per diluted share. This earnings range and the "per diluted share" amount of the following items that are included in the Company's 2005 earnings guidance do not include any potential impact related to the completion of the announced $2.5 billion share repurchase:

         o Favorable tax settlement related to the Company's divestiture of certain non-core business units in 1998 and 2001 of $48 million, or $0.11 per diluted share (recorded in the second quarter).

         o Recognition of a previously deferred gain on the Company's sale of certain medical office buildings of $29 million pretax, or $0.04 per diluted share (recorded in the second quarter).

         o Reduction in the Company's estimated professional liability insurance reserves of $36 million pretax, or $0.05 per diluted share (recorded in the second quarter).

         o Additional depreciation expense of $30 million pretax, or $0.04 per diluted share, to correct accumulated depreciation and assure a consistent application of the Company's accounting policy relative to certain short-lived medical equipment (recorded in the second quarter).

         o Adverse financial impact of $33 million pretax, or $0.05 per diluted share, due to hurricanes Katrina and Rita (recorded in the third quarter).

         o Tax benefit of $22 million, or $0.05 per diluted share, from the expected repatriation of foreign earnings (recorded in the third quarter).

         o Anticipated gain on the sale of 5 hospitals to Capella Healthcare of approximately $55 million pretax, or $0.05 per diluted share (anticipated in the fourth quarter).

         o Anticipated actuarial reduction in the Company's professional liability insurance reserves of approximately $20 million pretax, or $0.03 per diluted share (anticipated in the fourth quarter).

There can be no assurances that the sale of the 5 hospitals will be completed by December 31, 2005, or that the anticipated reduction in professional liability insurance reserves will be realized in the fourth quarter of 2005.

2006 EARNINGS GUIDANCE

The Company's earnings guidance for 2006 is an anticipated range of $3.25 to $3.45 per diluted share. The following items are included in the Company's 2006 earnings guidance:

         o An estimated $0.17 to $0.22 per diluted share benefit from the $2.5 billion share repurchase (fewer shares outstanding partially offset by higher interest expense), which will vary depending on the final results of the tender offer.

         o Additional compensation costs of $35 million, or $0.05 per diluted share, due to the implementation on January 1, 2006, of FASB Statement No. 123(R), "Share-Based Payment".

         o Anticipated completion of the sale of 5 hospitals to LifePoint Hospitals, Inc. for a gain of approximately $105 million pretax, or $0.13 per diluted share, during the first quarter of 2006.

         o Revenue increase of approximately 6 to 7 percent on a same facility basis.

         o Continuing increases in uninsured admissions, resulting in increases in the Company's provision for doubtful accounts.

Numerous other factors, many of which are beyond the ability of the Company to control or predict, will determine the Company's actual results in 2006. Management believes the most significant of such factors are hospital inpatient and outpatient volumes, levels of uninsured patients receiving services at the Company's facilities, the ability to collect uninsured accounts and deductibles and co-pay amounts for insured accounts, successful consummation of the announced share repurchase and the potential adverse impact from future hurricanes or other disasters.

EARNINGS CONFERENCE CALL AND WEBCAST

HCA will host a conference call for investors to discuss third quarter results at 8:30 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next year. The webcast can be accessed via the following link:

http://phx.corporate-ir.net/phoenix.zhtml?p=iroleventDetails&c=63489&event
ID=1147013 or on the Investor Relations page at www.hcahealthcare.com.

HCA operates 187 hospitals and 94 freestanding surgery centers (including seven hospitals and eight freestanding surgery centers owned through equity joint ventures) located in 23 states, London, England and Geneva, Switzerland.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of HCA's common stock. The tender offer referred to herein is made only through an Offer to Purchase, a Letter of Transmittal and other related materials, as they may be amended or supplemented from time to time. Investors and security holders are strongly advised to read the Offer to Purchase, the Letter of Transmittal and other related materials because they contain important information. Investors and security holders may obtain a free copy of the Offer to Purchase, the Letter of Transmittal and other related materials on the SEC's web site at: http://www.sec.gov. The Offer to Purchase, the Letter of Transmittal and other related materials may also be obtained for free by directing such requests to the Information Agent, Georgeson Shareholder, at
(212) 440-9800 or (888) 264-7052.

                                     ######

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including our guidance for future periods, and the expected results of the tender. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the number of shares tendered and the price at which the Company determines to purchase shares in the tender offer, (ii) the availability and cost of adequate financing on terms acceptable to the Company, including the ability of the Company to successfully amend its existing credit facility or to refinance it pursuant to the terms and conditions in the related commitment letter and to obtain the necessary financing for the tender offer pursuant to the terms contained in the commitment letter from JPMorgan and Merrill Lynch, (iii) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (iv) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (v) the highly competitive nature of the health care business, (vi) the continuing impact of the hurricanes on the Company's affiliated Louisiana, Mississippi and Texas facilities and the ability to obtain recoveries under the Company's insurance policies, (vii) the efforts of insurers, health care providers and others to contain health care costs, (viii) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers, (ix) the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the SEC, (x) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (xi) potential liabilities and other claims that may be asserted against the Company, (xii) fluctuations in the market value of the Company's common stock, (xiii) the impact of the Company's charity care and uninsured discounting policy changes, (xiv) changes in accounting practices, (xv) changes in general economic conditions, (xvi) future divestitures which may result in charges, (xvii) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xviii) the availability and terms of capital to fund the expansion of the Company's business, (xix) changes in business strategy or development plans,
(xxi) delays in receiving payments for services provided, (xx) the possible enactment of Federal or state health care reform, (xxii) the outcome of pending and any future tax audits, appeals and litigation associated with the Company's tax positions, (xxiii) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government,
(xxiv) changes in Federal, state or local regulations affecting the health care industry, (xxv) the ability of the Company to consummate successfully the divestitures of ten hospitals on a timely basis and in accordance with the definitive agreements entered into with LifePoint Hospitals, Inc. and Capella Healthcare, (xxvi) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (xxvii) other risk factors detailed in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                  THIRD QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2005                        2004
                                                               ---------------------       ---------------------
                                                               AMOUNT          RATIO       AMOUNT          RATIO
                                                               ------          -----       ------          -----
Revenues..................................................    $   6,025        100.0%     $   5,792        100.0%

Salaries and benefits.....................................        2,484         41.2          2,350         40.6
Supplies..................................................        1,009         16.8            966         16.7
Other operating expenses..................................        1,030         17.1            984         17.0
Provision for doubtful accounts...........................          618         10.3            688         11.9
Gains on investments......................................          (21)        (0.4)           (24)        (0.4)
Equity in earnings of affiliates..........................          (44)        (0.7)           (49)        (0.9)
Depreciation and amortization.............................          337          5.5            314          5.4
Interest expense..........................................          160          2.7            138          2.4
Impairment of long-lived assets...........................           --           --             12          0.2
                                                              ----------------------      ----------------------

                                                                  5,573         92.5          5,379         92.9
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........          452          7.5            413          7.1

Minority interests in earnings of consolidated entities...           43          0.7             46          0.8
                                                              ----------------------      ----------------------

Income before income taxes................................          409          6.8            367          6.3

Provision for income taxes................................          129          2.1            140          2.4
                                                              ----------------------      ----------------------

     Net income...........................................    $     280          4.7      $     227          3.9
                                                              ======================      ======================

Diluted earnings per share................................    $    0.62                   $    0.47

Shares used in computing diluted earnings per
   share (000)............................................      454,878                     488,484

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2005                        2004
                                                               ---------------------       ---------------------
                                                               AMOUNT          RATIO       AMOUNT          RATIO
                                                               ------          -----       ------          -----
Revenues..................................................    $  18,277        100.0%     $  17,562        100.0%

Salaries and benefits.....................................        7,390         40.4          7,017         40.0
Supplies..................................................        3,102         17.0          2,913         16.6
Other operating expenses..................................        2,983         16.3          2,826         16.0
Provision for doubtful accounts...........................        1,733          9.5          2,043         11.6
Gains on investments......................................          (52)        (0.3)           (52)        (0.3)
Equity in earnings of affiliates..........................         (150)        (0.8)          (148)        (0.8)
Depreciation and amortization.............................        1,038          5.7            932          5.3
Interest expense..........................................          489          2.7            409          2.3
Gains on sales of facilities..............................          (29)        (0.2)            --           --
Impairment of long-lived assets...........................           --           --             12          0.1
                                                              ----------------------      ----------------------

                                                                 16,504         90.3         15,952         90.8
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........        1,773          9.7          1,610          9.2

Minority interests in earnings of consolidated entities...          132          0.7            119          0.7
                                                              ----------------------      ----------------------

Income before income taxes................................        1,641          9.0          1,491          8.5

Provision for income taxes................................          542          3.0            567          3.2
                                                              ----------------------      ----------------------

     Net income...........................................    $   1,099          6.0      $     924          5.3
                                                              ======================      ======================

Diluted earnings per share................................    $    2.46                   $    1.88

Shares used in computing diluted earnings per
   share (000)............................................      447,500                     492,113

                                    HCA INC.
                     SUPPLEMENTAL OPERATING RESULTS SUMMARY
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                            FOR THE NINE MONTHS
                                                                   THIRD QUARTER            ENDED SEPTEMBER 30,
                                                                 -----------------          -------------------
                                                                 2005         2004           2005         2004
                                                                 ----         ----           ----         ----
Revenues..................................................    $   6,025    $   5,792      $  18,277     $ 17,562

Net income................................................    $     280    $     227      $   1,099     $    924
     Gains on sales of facilities (net of tax)............           --           --            (18)          --
     Impairment of long-lived assets (net of tax).........           --            8             --            8
     Tax settlement and repatriation......................          (22)          --            (70)          --
                                                              ---------    ---------      ---------     --------
Net income, excluding gains on sales of facilities,
   impairment of long-lived assets and tax settlement
   and repatriation ......................................          258          235          1,011          932
     Depreciation and amortization........................          337          314          1,038          932
     Interest expense.....................................          160          138            489          409
     Minority interests in earnings of consolidated
       entities...........................................           43           46            132          119
     Provision for income taxes...........................          151          144            601          571
                                                              ---------    ---------      ---------     --------

     Adjusted EBITDA (a)..................................    $     949    $     877      $   3,271     $  2,963
                                                              =========    =========      =========     ========


Diluted earnings per share:
     Net income...........................................    $    0.62    $    0.47      $    2.46     $   1.88
     Gains on sales of facilities.........................           --           --          (0.04)          --
     Impairment of long-lived assets......................           --         0.02             --         0.02
     Tax settlement and repatriation......................        (0.05)          --          (0.16)          --
                                                              ---------    ---------      ---------     --------
         Net income, excluding gains on sales of facilities,
           impairment of long-lived assets and tax settlement
           and repatriation (a)...........................    $    0.57    $    0.49      $    2.26     $   1.90
                                                              =========    =========      =========     ========


     Shares used in computing diluted earnings per
       share (000)........................................      454,878      488,484        447,500      492,113

-----------------

(a) Net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA and non-GAAP financial measures. The Company believes that net income excluding, gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are important measures that supplement discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management. HCA's management relies upon net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

     Management and investors review both the Company's overall performance (including; net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation, GAAP net income and GAAP EPS) and operating performance of the Company's health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare the Company's current operating results with the corresponding periods during the previous year and to compare the Company's operating results with other companies in the health care industry. The Company recorded gains on sales of facilities during the nine months ended September 30, 2005, asset impairment charges during the third quarter of 2004, a tax repatriation during the third quarter of 2005 and a tax settlement during the nine months ended September 30, 2005. It is reasonable to expect that gains on sales of facilities, impairments of long-lived assets and tax settlements and repatriations will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of the Company's health care facilities and complicate quarterly comparisons of the Company's results of operations and operations comparisons with other health care companies.

     Net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or cash flows from operating activities as a measure of liquidity. Because net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding gains on sales of facilities, impairment of long-lived assets and tax settlement and repatriation and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                               THIRD QUARTER 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)

                                                                                                     NON-GAAP %
                                      REPORTED     UNINSURED     NON-GAAP          GAAP % OF          ADJUSTED
                                        GAAP       DISCOUNTS     ADJUSTED          REVENUES           REVENUES
                                      AMOUNTS    ADJUSTMENT(a)  AMOUNTS(b)      2005       2004         2005
                                      -------    -------------  ----------      ----       ----         ----
REPORTED:
Revenues..........................    $   6,025    $     241    $   6,266      100.0%     100.0%       100.0%

Salaries and benefits.............        2,484           --        2,484       41.2%      40.6%        39.6%
Supplies..........................        1,009           --        1,009       16.8%      16.7%        16.1%
Other operating expenses..........        1,030           --        1,030       17.1%      17.0%        16.5%
Provision for doubtful accounts...          618          241          859       10.3%      11.9%        13.7%

Admissions........................      405,100                   405,100
Equivalent admissions.............      615,500                   615,500
Revenue per equivalent admission..    $   9,788                 $  10,180
% change from prior year..........          3.3%                      7.5%

SAME FACILITY:
Revenues..........................    $   5,895    $     239    $   6,134
Admissions........................      401,500                   401,500
Equivalent admissions.............      608,200                   608,200
Revenue per equivalent admission..    $   9,693                 $  10,085
% change from prior year..........          3.4%                      7.6%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                      NINE MONTHS ENDED SEPTEMBER 30, 2005
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)


                                                                                                     NON-GAAP %
                                      REPORTED     UNINSURED     NON-GAAP          GAAP % OF          ADJUSTED
                                        GAAP       DISCOUNTS     ADJUSTED          REVENUES           REVENUES
                                      AMOUNTS    ADJUSTMENT(a)  AMOUNTS(b)      2005       2004         2005
                                      -------    -------------  ----------      ----       ----         ----
REPORTED:
Revenues.........................     $  18,277    $     534    $  18,811      100.0%     100.0%       100.0%

Salaries and benefits............         7,390           --        7,390       40.4%      40.0%        39.3%
Supplies.........................         3,102           --        3,102       17.0%      16.6%        16.5%
Other operating expenses.........         2,983           --        2,983       16.3%      16.0%        15.8%
Provision for doubtful accounts..         1,733          534        2,267        9.5%      11.6%        12.1%

Admissions.......................     1,245,300                 1,245,300
Equivalent admissions............     1,871,600                 1,871,600
Revenue per equivalent admission.     $   9,765                 $  10,051
% change from prior year.........           2.7%                      5.7%

SAME FACILITY:
Revenues.........................     $  17,872    $     529    $  18,401
Admissions.......................     1,230,700                 1,230,700
Equivalent admissions............     1,843,600                 1,843,600
Revenue per equivalent admission.     $   9,694                 $   9,981
% change from prior year.........           3.0%                      6.1%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, HCA modified its policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care. These discounts are similar to those provided to many local managed care plans. In implementing the discount policy HCA first attempts to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). The Company believes that these non-GAAP financial measures are useful to investors to provide disclosures of its results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. The Company believes this supplemental information provides it and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating the Company's overall financial performance.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                     SEPTEMBER 30,    JUNE 30,       DECEMBER 31,
                                 ASSETS                                  2005           2005             2004
                                                                     -------------    ---------      ------------
Current assets:
   Cash and cash equivalents......................................     $     721      $     463      $       129
   Accounts receivable, net.......................................         3,136          3,214            3,083
   Inventories....................................................           584            580              577
   Deferred income taxes..........................................           466            464              467
   Other..........................................................           315            370              427
                                                                       ---------      ---------      -----------

       Total current assets.......................................         5,222          5,091            4,683

Property and equipment, at cost...................................        20,687         20,344           19,970
Accumulated depreciation..........................................        (9,413)        (9,160)          (8,574)
                                                                       ----------     ----------     -----------
                                                                          11,274         11,184           11,396

Investments of insurance subsidiary...............................         2,081          1,997            2,047
Investments in and advances to affiliates.........................           560            556              486
Goodwill..........................................................         2,645          2,622            2,540
Deferred loan costs...............................................            89             92               99
Other.............................................................           165            176              214
                                                                       ---------      ---------      -----------

                                                                       $  22,036      $  21,718      $    21,465
                                                                       =========      =========      ===========


   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable...............................................     $     883      $     832      $       855
   Accrued salaries...............................................           644            578              579
   Other accrued expenses.........................................         1,304          1,255            1,254
   Long-term debt due within one year.............................           576            560              486
                                                                       ---------      ---------      -----------

       Total current liabilities..................................         3,407          3,225            3,174

Long-term debt....................................................         8,702          8,800           10,044
Professional liability risks......................................         1,321          1,303            1,283
Deferred taxes and other liabilities..............................         1,434          1,472            1,748
Minority interests in equity of consolidated entities.............           813            801              809

Stockholders' equity..............................................         6,359          6,117            4,407
                                                                       ---------      ---------      -----------

                                                                       $  22,036      $  21,718      $    21,465
                                                                       =========      =========      ===========


Current ratio.....................................................          1.53           1.58             1.48
Ratio of debt to debt plus common and minority equity.............          56.4%          57.5%            66.9%
Shares outstanding (thousands)....................................       452,667        451,963          422,642

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                              (DOLLARS IN MILLIONS)

                                                                                        2005             2004
                                                                                    -----------      -----------
Cash flows from operating activities:
   Net income................................................................       $     1,099      $       924
   Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for doubtful accounts.......................................             1,733            2,043
       Depreciation and amortization.........................................             1,038              932
       Income taxes..........................................................               158              362
       Impairment of long-lived assets.......................................                --               12
       Change in operating assets and liabilities............................            (1,621)          (1,855)
       Other.................................................................               122               92
                                                                                    -----------      -----------

           Net cash provided by operating activities.........................             2,529            2,510
                                                                                    -----------      -----------

Cash flows from investing activities:
   Purchase of property and equipment........................................            (1,048)          (1,125)
   Acquisition of hospitals and health care entities.........................              (100)             (49)
   Disposal of hospitals and health care entities............................                57               31
   Change in investments.....................................................              (206)            (155)
   Other.....................................................................                23                1
                                                                                    -----------      -----------

       Net cash used in investing activities.................................            (1,274)          (1,297)
                                                                                    -----------      -----------
Cash flows from financing activities:
   Issuance of long-term debt................................................                --              519
   Net change in revolving bank credit facility..............................              (700)            (510)
   Repayment of long-term debt...............................................              (560)            (443)
   Repurchase of common stock................................................                --             (600)
   Issuance of common stock..................................................               947              152
   Payment of cash dividends.................................................              (191)            (134)
   Other.....................................................................              (159)             (12)
                                                                                    -----------      -----------

       Net cash used in financing activities.................................              (663)          (1,028)
                                                                                    -----------      -----------

Change in cash and cash equivalents..........................................               592              185
Cash and cash equivalents at beginning of period.............................               129              115
                                                                                    -----------      -----------

Cash and cash equivalents at end of period...................................       $       721      $       300
                                                                                    ===========      ===========

Interest payments............................................................       $       454      $       375
Income tax payments, net of refunds..........................................       $       384      $       205

                                    HCA INC.
                              OPERATING STATISTICS


                                                                                            FOR THE NINE MONTHS
                                                                 THIRD QUARTER              ENDED SEPTEMBER 30,
                                                             ---------------------          -------------------
                                                             2005             2004           2005         2004
                                                             ----             ----           ----         ----
CONSOLIDATED HOSPITALS:

     Number of Hospitals.......................                   180            183            180           183
     Weighted Average Licensed Beds............                42,089         42,030         41,965        41,975
     Licensed Beds at End of Period............                42,119         42,044         42,119        42,044

   REPORTED:
     Admissions................................               405,100        410,800      1,245,300     1,251,600
         % Change..............................                 -1.4%                         -0.5%
     Equivalent Admissions.....................               615,500        611,400      1,871,600     1,847,400
         % Change..............................                  0.7%                          1.3%
     Revenue per Equivalent Admission..........           $     9,788    $     9,474     $    9,765   $     9,507
         % Change..............................                  3.3%                          2.7%
     Inpatient Revenue per Admission...........           $     9,310    $     8,689     $    9,178   $     8,729
         % Change..............................                  7.1%                          5.1%

     Patient Days..............................             1,963,600      2,014,800      6,131,900     6,221,800
     Equivalent Patient Days...................             2,984,600      2,999,100      9,216,200     9,183,400

     Inpatient Surgery Cases...................               136,300        136,400        408,200       407,300
         % Change..............................                  0.0%                          0.2%
     Outpatient Surgery Cases..................               206,300        207,800        633,500       628,300
         % Change..............................                 -0.7%                          0.8%

     Emergency Room Visits.....................             1,357,700      1,320,900      4,095,100     3,927,400
         % Change..............................                  2.8%                          4.3%

     Outpatient Revenues as a
         Percentage of Patient Revenues........                 36.1%          37.4%          36.4%         36.8%

     Average Length of Stay....................                   4.8            4.9            4.9           5.0

     Occupancy.................................                 50.7%          52.1%          53.5%         54.1%
     Equivalent Occupancy......................                 77.2%          77.6%          80.4%         79.9%

   SAME FACILITY:
     Admissions................................               401,500        404,200      1,230,700     1,231,200
         % Change..............................                 -0.7%                          0.0%
     Equivalent Admissions.....................               608,200        601,400      1,843,600     1,817,200
         % Change..............................                  1.1%                          1.5%
     Revenue per Equivalent Admission..........           $     9,693    $     9,374     $    9,694    $    9,410
         % Change..............................                  3.4%                          3.0%
     Inpatient Revenue per Admission...........           $     9,295    $     8,626     $    9,153    $    8,663
         % Change..............................                  7.8%                          5.7%

     Inpatient Surgery Cases...................               134,900        134,000        403,100       400,300
         % Change..............................                  0.7%                          0.7%
     Outpatient Surgery Cases..................               200,200        200,600        614,200       609,500
         % Change..............................                 -0.2%                          0.8%

     Emergency Room Visits.....................             1,346,600      1,298,400      4,054,500     3,860,700
         % Change..............................                  3.7%                          5.0%

NUMBER OF CONSOLIDATED AND NON-CONSOLIDATED
(50/50 EQUITY JOINT VENTURES) HOSPITALS:

     Consolidated..............................                   180            183            180           183
     Non-Consolidated (50/50 Equity  Joint Ventures)                7              7              7             7
                                                          -----------    -----------      ---------     ---------

     Total Number of Hospitals.................                   187            190            187           190
                                                          ===========    ===========      =========     ===+=====